Exhibit 3.14

                           CERTIFICATE OF MERGER
                                     OF
                        CONSOLTEX INTERNATIONAL INC.
                        (a Rhode Island corporation)
                                    INTO
                        CONSOLTEX INTERNATIONAL INC.
                          (a Delaware corporation)


         It is hereby certified that:

         FIRST: The name, form of entity and state of organization of each of the constituent corporations of the merger are as follows:

Name                               Form of Entity       State of Organization
----                               --------------       ---------------------
Consoltex International Inc.       corporation          Rhode Island
Consoltex International Inc.       corporation          Delaware


         SECOND: The Plan and Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the aforesaid constituent corporations in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware, to wit, by Consoltex International Inc. in accordance with the laws of the State of Rhode Island and by Consoltex International Inc. in the same manner as is provided in Section 251 of the General Corporation Law of the State of Delaware.

         THIRD: The name of the surviving corporation in the merger is Consoltex International Inc. (the "Surviving Corporation").

         FOURTH: The certificate of incorporation of the Surviving Corporation shall remain in full force and effect as the certificate of incorporation of the Surviving Corporation.

         FIFTH: The executed Plan and Agreement of Merger between the aforesaid constituent corporations is on file at the principal place of business of the Surviving Corporation. The address of said principal place of business is 499 7th Avenue, 3rd Floor, South Tower, New York, New York 10018.

         SIXTH: A copy of the Plan and Agreement of Merger will be furnished by the aforesaid Surviving Corporation upon request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

         SEVENTH: The authorized capital stock of Consoltex International Inc. consists of 6,000 shares without par value.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Merger this 1st day of March, 2002.


                                         CONSOLTEX INTERNATIONAL INC.,
                                         a Delaware corporation



                                         By: /s/ C. Suzanne Crawford
                                              ----------------------------------
                                              Name: C. Suzanne Crawford
                                              Title: V-P, Legal Affairs
                                                     and Corporate Secretary